Exhibit 99.2 (a)

Consent of Director Nominee

Pyxis Tankers Inc. is filing a Registration Statement on Form F-4 (Registration No. 333-203598) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of shares of common stock to be issued in connection with the consummation of that certain merger with LookSmart Ltd. In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to being named as a nominee to the board of directors of Pyxis Tankers Inc. in the Registration Statement, as may be amended from time to time. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

/s/ Robin P. Das
Name: Robin P. Das

Exhibit 99.2 (b)

Consent of Director Nominee

Pyxis Tankers Inc. is filing a Registration Statement on Form F-4 (Registration No. 333-203598) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of shares of common stock to be issued in connection with the consummation of that certain merger with LookSmart Ltd. In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to being named as a nominee to the board of directors of Pyxis Tankers Inc. in the Registration Statement, as may be amended from time to time. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

/s/ Robert B. Ladd
Name: Robert B. Ladd

Exhibit 99.2 (c)

Consent of Director Nominee

Pyxis Tankers Inc. is filing a Registration Statement on Form F-4 (Registration No. 333-203598) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of shares of common stock to be issued in connection with the consummation of that certain merger with LookSmart Ltd. In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to being named as a nominee to the board of directors of Pyxis Tankers Inc. in the Registration Statement, as may be amended from time to time. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

/s/ Basil G. Mavroleon
Name: Basil G. Mavroleon

Exhibit 99.2 (d)

Consent of Director Nominee

Pyxis Tankers Inc. is filing a Registration Statement on Form F-4 (Registration No. 333-203598) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of shares of common stock to be issued in connection with the consummation of that certain merger with LookSmart Ltd. In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to being named as a nominee to the board of directors of Pyxis Tankers Inc. in the Registration Statement, as may be amended from time to time. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

/s/ Aristides J. Pittas
Name: Aristides J. Pittas